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[COMPANY LOGO FOR WORLDCOM]                             [COMPANY LOGO FOR MFS]


IMMEDIATE RELEASE



CONTACTS:  Media:
           WorldCom, Inc.:  Gil Broyles, 212-317-1509 or 918-588-5752
           MFS:  Josh Howell, 212-317-2795 or 402-231-3430
           UUNET:  Paula Jagemann, 212-317-2984 or 703-206-5888

           Investors:
           WorldCom, Inc.:  Charles Cannada, 212-317-1518 or 601-360-8600
           MFS:  Gary Brandt, 212-317-2982 or 402-231-3432
           UUNET:  Paula Jagemann, 212-317-2984 or 703-206-5888


                 WORLDCOM, INC. AND MFS ANNOUNCE MERGER TO FORM
                     PREMIER BUSINESS COMMUNICATIONS COMPANY


  Combination of  WorldCom,   Inc.,  MFS and UUNET   Brings   Together   The
   Leading  Growth  Companies From Every  Key   Telecom   Industry Segment:
               Long Distance, Local, Internet and International

   Analyst Conference Call, Press Conference and Analyst Meetings Scheduled

Jackson,  Miss.,  and Omaha,  Neb.,  August 26,  1996 - WorldCom,  Inc.  and
MFS Communications Company, Inc., (MFS) jointly announced today that the two companies have executed a definitive Agreement and Plan of Merger.

Under the terms of the agreement, each share of MFS common stock will be exchanged for 2.1 shares of WorldCom, Inc. common stock. As of Friday's closing, the merger consideration for MFS stock is approximately $14 billion. The merger agreement was unanimously approved by the Board of Directors of each company and the transaction will be recommended by each board to its shareholders for consideration at a special shareholder meeting to be called by each company. The combined company will be known as MFS WorldCom. A brief summary of significant terms of the merger agreement is attached.

Merger Creates Premier Business Communications Company

The merger will create one of the world's premier business communications companies, providing a single source for a full range of local, long distance, Internet and international service over an advanced fiber optic network.

"Rarely in business do you have the opportunity to bring together the premier growth companies from key segments of an industry," said Bernard
J. Ebbers, president and CEO of WorldCom, Inc. "We are creating the first company since the breakup of AT&T to bundle together local and long distance services carried over an international end-to-end fiber network owned or controlled by a single company.

"The merger is especially compelling because of the unique fit between WorldCom, Inc., MFS and UUNET.



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"First, since WorldCom,  Inc.'s networks will connect to MFS' city networks, we expect to achieve significant cost savings from reduced line and access costs. Second, the merger will eliminate duplication of capital spending programs, including those for undersea capacity, international facilities and MFS' planned U.S. intercity network. Third, the combined company is uniquely positioned to take full advantage of the congressional intent behind the Telecom Act as well as the recently released FCC Interconnection Order.

Taken together, we expect these cost savings alone, including payment for originating and terminating both local and long distance calls, to substantially justify the merger. However, perhaps the most exciting opportunity for MFS WorldCom is to simultaneously increase revenue and increase customer retention by offering a unique combination of local, long distance and international calling and Internet based services sold by a combined sales force of nearly 3,000 professionals."

James Q. Crowe, chairman and CEO of MFS said, "Bernie Ebbers and WorldCom, Inc. are at the very top of all American companies in creating shareholder value. I look forward to joining Bernie's team and helping to continue that record."

John Sidgmore, president and CEO of UUNET Technologies, Inc., said, "The merger of MFS and UUNET combines the nation's leading provider of Internet services to business with a state-of-the-art local fiber optic network in the U.S. and Europe. The merger with WorldCom, Inc. adds the one missing element, a broadband intercity network. I believe the combined company will be the leader in assisting businesses to harness the full power of Internet-based technologies. I am particularly excited about our combined ability to meet the explosive demand for corporate `Intranets' utilizing technology and facilities available from a single source."

The merged company will have current  annualized  revenue of approximately
$5.4 billion, with over 500,000 business customers throughout North America, Europe and Asia. On a combined basis annualized second quarter revenues grew at almost 30 percent over the prior year. At the heart of the combined company will be an end-to-end fiber network with 25,000 miles of fiber in service or under construction connecting all major metropolitan areas in the United States.

Combined Company Organization

Bernard J. Ebbers will serve as president  and CEO of MFS WorldCom with James
Q. Crowe serving as chairman of the board of MFS WorldCom, and chairman and CEO of MFS; John Sidgmore serving as a vice chairman of MFS WorldCom, and president and COO of MFS and CEO of UUNET; Roy Wilkens serving as a vice chairman of MFS WorldCom, and president and CEO of WilTel Network Services; and Royce Holland serving as vice chairman of MFS.

The combined company's board of directors will consist of an odd number of directors with WorldCom, Inc. designating one more director than MFS.

International Opportunities

The combined company is particularly well positioned to benefit from the global trend toward pro-competitive regulation. The combined company has annualized second quarter international revenues of over $800 million -- up 80 percent over the last twelve months.

Ebbers said, "The combined company can capitalize on both MFS' and WorldCom, Inc.'s leading international positions, particularly in Europe. The opportunity to jointly sell service using MFS' local networks in France, Germany and the United Kingdom is particularly exciting, since those countries together make up almost two-thirds of the European telecom market."

MFS WorldCom to Use Purchase Accounting



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The combined company  anticipates the merger will be accounted for as a purchase with a substantial portion of the purchase price to be allocated to intangible assets including goodwill. It is expected that these intangible assets will be amortized over 40 years. The actual allocation of purchase price and selection of amortization period is subject to further evaluation.

The company believes that the merger will be value accretive in the short term and earnings accretive in the longer term.

Treatment of MFS Bondholders

As currently structured, the transaction calls for MFS to become a wholly owned subsidiary of MFS WorldCom. This structure may give the holders of MFS' 9 3/8 percent Senior Discount Notes due 2004 and its 8 7/8 percent Senior Discount Notes due 2006, upon consummation of the merger, the right to require MFS to repurchase those notes at an amount equal to 101 percent of the accreted amount thereof. However, MFS and WorldCom, Inc. are continuing to evaluate alternative structures for the transaction and the implications of those structures and, upon mutual agreement, could modify the structure in a way which might result in the holders of MFS notes not having the right to require repurchase of those notes.

Closing Expected in Four to Eight Months

The  parties  hope  to  complete  the  merger   within  four  to  eight
months. Consummation of the merger is subject to typical conditions including approval of the stockholders of each of the companies, Hart-Scott-Rodino clearance and approval of the Federal Communications Commission and various state regulatory authorities.

The merger agreement provides for options on the part of each company to purchase a number of shares of the other (equal to approximately 20 percent of the outstanding shares) under certain circumstances and also provides for the payment of fees and the provision of communication services in the event of termination of the merger agreement under certain circumstances.

Uncertainties Relating To Forward Looking Statements

This press release contains forward looking statements that involve risks and uncertainties, including the satisfaction of the conditions to the transaction and the successful integration of WorldCom, Inc. and MFS, competitive and regulatory risk associated with the telecommunications and Internet industries, and other risks detailed from time to time in the SEC reports filed by WorldCom, Inc. and MFS, including the report on Form 10-K filed by WorldCom, Inc. for the year ending December 31, 1995, and the report on Form 10-K filed by MFS for the year ended December 31, 1995. Actual results, events and performance may differ materially.

Company Descriptions

Headquartered in Jackson, Mississippi, WorldCom, Inc. is one of the largest long distance telecommunications companies in the United States, offering domestic and international voice, data and video products and services to business customers, other carriers and the residential market. The company operates a nationwide digital fiber optic network and has worldwide network capacity. The common shares of WorldCom, Inc. trade on the Nasdaq Stock market under the symbol WCOM.

MFS is a leading provider of communication services for business and government. Through its operating company subsidiaries, MFS provides one-stop shopping for integrated local and long-distance services as well as a wide range of high quality voice, data and other enhanced services and systems specifically designed to meet the requirements of business and government customers. MFS' common stock is traded on the Nasdaq Stock Market under the symbol MFST. MFS is headquartered in Omaha, Nebraska.

Recently merged with MFS, UUNET is a leading national and international provider of a comprehensive range of Internet access options, applications, security products and consulting services to businesses, professionals, and on-line service providers. UUNET is recognized as the first commercial Internet Service Provider.
                                     -30-

                         Summary of Significant Terms
                   Tax-Free Merger of MFS and WorldCom, Inc.
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This summary is qualified in its  entirety by the  definitive  merger agreement that will be filed with the Securities and Exchange Commission. Please refer to the agreement for a complete description of the terms of the transaction.

Consideration

      WorldCom, Inc. Common Stock in a tax-free transaction (the "Transaction").

Exchange Ratio

      2.1 shares of WorldCom, Inc. Common Stock per MFS Common Share. Fixed exchange ratio. MFS Preferred Stock to be converted into similar shares of WorldCom, Inc. Preferred Stock.

Conditions

      Shareholder approval of both companies.

      Federal and state regulatory and Hart-Scott-Rodino approvals.

      Receipt of tax opinions.

      No injunction.

      No material adverse change in MFS' or WorldCom, Inc.'s business.

Options to Purchase Stock

     Subject to specified conditions, each party has the option to purchase up to 19.9 percent of the outstanding shares of the other party. WorldCom, Inc.'s option to acquire MFS shares priced at $55.39. MFS' option to acquire WorldCom, Inc. shares priced at $26.38.

Termination Arrangements

     $350  million  fee to be  paid,  together  with an  agreement  to
     provide telecommunications   services,   by  the  party  failing  to
     complete  the Transaction.

     The telecommunications services will be provided by the party failing to complete the Transaction, at the option of the other party, at cost with a value not to exceed $300 million over 3 years.

Contacts (after August 26, 1996):
         Media: WorldCom, Inc.: Gil Broyles, 918-590-5752 MFS: Josh Howell, 402-231-3430 UUNET: Paula Jagemann, 703-206-5888

         Investors:  WorldCom, Inc.:  Charles Cannada, 601-360-8600      MFS:
         Gary Brandt, 402-231-3432 UUNET:  Paula Jagemann, 703-206-5888



EDITOR'S NOTE:

                        ANALYST CONFERENCE CALL SCHEDULED

WorldCom, Inc. and MFS have scheduled a joint analyst and investor conference call on Monday, August 26, 1996 at 9 a.m. (Eastern Time) with Bernard
J.

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Ebbers, president and CEO of WorldCom, Inc. and James Q. Crowe, chairman and
CEO of MFS, along with John W. Sidgmore, president and CEO of UUNET to discuss the above announcement. Following this presentation, they will respond to questions.

IF YOU WISH TO PARTICIPATE, PLEASE CALL 1-800-553-2599 (within the U.S.) or 303-267-1002 (international participants). PLEASE REFER TO CONFIRMATION NUMBER 128418.

Following the call, rebroadcasts will be available immediately and will continue through Wednesday close of business, eastern time. To hear the rebroadcast call, 1-800-696-1588 (within the U.S.) or 303-267-1037 (international participants). Please refer to confirmation number 128418.

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                           PRESS CONFERENCE SCHEDULED

WorldCom, Inc. and MFS have scheduled a joint press conference on Monday, August 26, 1996, at 10 a.m. (Eastern Time) in the Wedgewood Room of the Hotel Pierre, 2 East 61st, New York, NY, with Bernard J. Ebbers, president and CEO of WorldCom, Inc. and James Q. Crowe, chairman and CEO of MFS, along with John W. Sidgmore, president and CEO of UUNET to discuss the above announcement. Following some brief statements the participants will respond to questions.


                           ANALYST MEETINGS SCHEDULED

WorldCom, Inc. and MFS have scheduled a series of analyst meetings for institutional investors in Boston, New York, San Francisco and Denver with Bernard J. Ebbers, president and CEO of WorldCom, Inc. and James Q. Crowe, chairman and CEO of MFS, along with John W. Sidgmore, president and CEO of UUNET to review and discuss the merger.

The meetings are scheduled as follows:

         Tuesday, August 27         Meridian Hotel            7:30-9:00 a.m.
                                    Timberlay Room
                                    250 Franklin
                                    Boston, MA

         Tuesday, August 27         Hotel Pierre              12:30-2:00 p.m.
                                    Grand Ballroom
                                    2 East 61st
                                    New York, NY

         Wednesday, August 28       Park Hyatt                7:30-9:00 a.m.
                                    Commodities Room
                                    333 Battery Street
                                    San Francisco, CA

         Wednesday, August 28       Hyatt Hotel               2:00-3:30 p.m.
                                    Vista Room
                                    1750 Welton Street
                                    Denver, CO